18

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

X    Filed by the Registrant
___  Filed by a Party other than the Registrant

Check the appropriate box:
___  Preliminary Proxy Statement
___  Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))
X    Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
     14a-12

NS GROUP, INC.
(Name of Registrant as Specified in its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (check the appropriate box):

X    No fee required
___  Fee computed on table below per Exchange Act
     Rules 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction
     applies:
__________________________

(2)  Aggregate number of securities to which transaction
     applies:
__________________________

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
__________________________

(4)  Proposed maximum aggregate value of transaction:
__________________________

(5)  Total fee paid: _________________

____ Fee paid previously with preliminary materials.
__________________________________________________


____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid: _____________

(2)  Form, Schedule or Registration Statement No.:
_____________________________________________________

(3)  Filing Party: ____________________________

(4)  Date Filed: ______________________________



                   Ninth & Lowell Streets
                   Newport, Kentucky 41072

          Notice of Annual Meeting of Shareholders
           To Be Held Thursday, February 10, 2000
              9:00 a.m., Eastern Standard Time
                             at
                    The Metropolitan Club
                50 East RiverCenter Boulevard
                     Covington, Kentucky

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of NS Group, Inc. to:

      Elect seven directors.

      Ratify the appointment of Arthur Andersen LLP as independent public accountants for fiscal 2000

       Conduct other business properly brought before the meeting.

Shareholders of record at the close of business on December 10, 1999 may vote at the meeting. Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,


/s/Thomas J. Depenbrock

Thomas J. Depenbrock
Vice President and                       Newport, Kentucky
     Assistant Secretary
December 20, 1999



TABLE OF CONTENTS ___________________________________


Annual Meeting Information                        1

Securities Ownership of Management                4

Securities Ownership of Certain Beneficial Owners 6

The Board of Directors                            7

Compensation of Directors                         8

Proposals of the Board                            9

     Item 1 - Election of Directors               9

     Item 2 - Ratification of Appointment of
                   Independent Public Accountants 11

     Item 3 - Other Matters                       11

Report of the Executive Compensation Committee    11

Compensation of Executive Officers                14

Performance Graph                                 18

Certain Relationships and Related Transactions    19
Other Matters                                     19

ii


                       NS GROUP, INC.
                   Ninth & Lowell Streets
                   Newport, Kentucky 41072


                        PROXY STATEMENT

                    ANNUAL MEETING INFORMATION


          This proxy statement contains information related to the annual meeting of shareholders of NS Group, Inc. The meeting will be held on Thursday, February 10, 2000, beginning at 9:00 a.m., at the Metropolitan Club, 50 East RiverCenter Boulevard, Covington, Kentucky, and at any postponements or adjournments of the meeting.
    This proxy statement was prepared under the direction of NS Group's board of directors and has been sent to ask you to give your proxy (that is, the authority to vote your shares) to our proxy committee so they may vote your shares on your behalf at the annual meeting. The members of the proxy committee are Clifford
 R. Borland, Thomas J. Depenbrock, and James J. Crowe. They will vote your shares as you instruct them on your proxy card. We first sent the proxy statement, the proxy card, and the 1999 annual report to shareholders on or about December 21, 1999.



  Who is entitled to vote? _____________________________________


     Shareholders owning our common stock on December 10, 1999, are entitled to vote at the annual meeting, or any postponement or adjournment of the meeting.

     Each shareholder has one vote per share on all matters to be voted on. On December 10, 1999, there were 21,494,550 shares of common stock outstanding.


    What am I voting on?_______________________________________


     You may vote on:

     the election of seven nominees to serve on the board of directors;

      and the ratification of the appointment of Arthur Andersen
       LLP as our independent public accountants for the 2000 fiscal year.

     The board is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the proxy committee will vote your shares in accordance with their best judgment.


How does the board recommend

I vote on the proposals?_____________________________________


     The board recommends a vote FOR each of the nominees and FOR the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year 2000.
How do I vote?____________________________________________

     Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, the proxy committee will vote for the seven persons nominated for election as directors and for the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year 2000.

     You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Corporate Secretary, NS Group, Inc., Ninth & Lowell Streets, Newport, Kentucky 41072, submit another properly signed proxy with a more recent date, or vote in person at the meeting.


What is a quorum? ________________________________________

     A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock. There must be a quorum for the meeting to be lawfully held.



How are my votes counted? _________________________________


     In voting on matters other than the election of directors, your shares are counted as one vote for each share of common stock held. With respect to the election of directors, you have cumulative voting rights, which means that you have the number of votes equal to the number of shares you hold multiplied by the number of directors nominated. You may cast the total number of your votes for one nominee, or distribute them among two or more nominees.

How big a vote do the proposals need in order to be adopted?
_________


     Directors are elected by a plurality of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote; which means, the seven nominees receiving the most votes are elected, even if each receives less than a majority of the votes. The appointment of Arthur Andersen LLP is approved by a majority of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.


What are broker non-votes?_____________________________________

     The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the ratification of independent public accountants are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers' shares on non-routine matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes.

How will voting be conducted on other matters raised at the meeting?

      If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using their best judgment. Your signed proxy card gives the proxy
committee the authority to do this.   As of the date this proxy
statement was mailed, we had not received notice of any matter to be presented other than those on the proxy card.

How is this proxy statement solicited?
____________________________


      This proxy is being solicited by the board of directors of NS Group. The solicitation is done by mail, except for incidental personal solicitations made by officers, directors, and employees of NS Group. We reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.

                SECURITIES OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of NS Group common stock beneficially owned by each director, nominee, and each executive officer named in the Summary Compensation Table contained in this proxy, and by all directors and executive officers as a group. The table shows ownership as of October 22, 1999.




                        Shares Beneficially Owned
           Name
                             Number        Percent
     Clifford R.           3,025,965 (2)       14.0
     Borland (1)

     Paul C. Borland,                             *
     Jr.                      77,100 (2)

     Patrick J.B.                                 *
     Donnelly                 26,375 (3)

     John B. Lally
                             521,374 (4)        2.4
     R. Glen Mayfield                             *
                              70,000
     Ronald R. Noel
                           1,046,920 (2) (5)    4.9

     John R. Parker                               *
     (6)                      88,706 (2) (7)

     Rene J.                                      *
     Robichaud                     0 (2)

     Directors and
     executive                                 22.4
     officers as a         4,856,440 (2)
     group (8
     persons)

     *Less than one percent


(1)          The address of Mr. C. R. Borland is NS Group, Inc.,
Ninth and Lowell Streets, Newport, Kentucky 41072.

(2) The amounts shown include shares that may be acquired upon exercising options on or before December 21, 1999, as follows: Mr. C. R. Borland - 119,465 shares; Mr. P.C. Borland, Jr. - 75,000 shares; Mr. Noel - 20,818 shares; Mr. Parker - 51,036 shares; Mr. Robichaud - 0 shares; and all directors and executive officers as a group - 266,319 shares. The amounts shown for Mr. Noel and all directors and executive officers as a group also include 1,102 shares for shares held by the trustee in the NS Group, Inc. Salaried Employees Retirement Savings Plan.

(3)       Includes 12,850 shares owned by Mr. Donnelly's wife.
Mr. Donnelly disclaims any beneficial interest is these shares.

(4)       Includes 16,500 shares owned by Mr. Lally's wife.
Mr. Lally disclaims any beneficial interest in these shares.

(5)        Includes 25,000 shares owned by Mr. Noel's wife.
Mr. Noel disclaims any beneficial interest in these shares.

(6) Mr. Parker is 55 years old and has held the same or similar positions with NS Group for more than five years.

(7)       Includes 18,800 shares owned by Mr. Parker's wife.
Mr. Parker disclaims any beneficial interest in these shares.



Section 16(a) - Beneficial Ownership

Reporting Compliance ________________________________________



     Based on our records, we believe that during fiscal 1999 our directors and officers complied with all SEC filing requirements applicable to them, with one exception. Mr. Robichaud was inadvertently late by twelve days in filing a single report on Form 3 to report that he owned no securities in NS Group as of the date of his employment.



      SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     The following table shows information regarding each person known by us to be the beneficial owner of more than 5% of

NS Group's common stock. The ownership information shown below is based entirely upon and derived from Schedule 13G filings.

      Securities Ownership of Certain Beneficial Owners
   Title       Name and Address         Amount and    Perc
    of        of Beneficial Owner         Nature       ent
   Class                               of Beneficial   of
                                        Ownership     Clas
                                                        s

  Common    Everest Capital Limited     1,778,100     8.3%
   stock    Everest Capital Master      shares (1)
            Fund, L.P.
            The Bank of Butterfield
            Building
            65 Front Street, Sixth
            Floor
            Hamilton HM JX, Bermuda


  Common    Berger Associates, Inc.     1,343,500     6.3%
   stock    210 University              shares (2)
            Boulevard,
            Suite 900
            Denver, Colorado 80206


  Common    Perkins, Wolf,              1,219,300     5.7%
   stock    McDonnell & Company          shares (3)
            53 W. Jackson Boulevard
            Suite 722
            Chicago, Illinois 60604


  Common    Becker Capital              1,130,700     5.3%
   stock    Management                   shares (4)
            1211 SW Fifth Avenue,
            Suite 2185
            Portland, Oregon 97204


(1)     As reported in its Schedule 13G dated October 23, 1998,
Everest Capital Limited and Everest Capital Master Fund, L.P.
share the power to vote and dispose of these shares.

(2) As reported in its Schedule 13G dated December 23, 1998, through its role as an investment advisor, Berger Associates, Inc. may be deemed to be the beneficial owner of these shares with shared voting and dispositive power.

(3) As reported in its Schedule 13G dated December 31, 1998, through its role as an investment advisor, Perkins, Wolf, McDonnell & Company may be deemed to be the beneficial owner of these shares with shared voting and dispositive power.

(4) As reported in its Schedule 13G dated February 10, 1999, through its role as investment advisor, Becker Capital Management may be deemed to be the beneficial owner of these shares with sole voting and dispositive power.



                      THE BOARD OF DIRECTORS
          Under our by-laws and the laws of the Commonwealth of Kentucky, NS Group's state of incorporation, the business and affairs of NS Group are managed under the direction of the board of directors. The board met six times in fiscal 1999 and each director attended in excess of 83% of the board and committee meetings.

Board Committees and Meeting Attendance
______________________________



The board has five committees:  the Executive, Audit, Executive
Compensation, Stock Option and Investment Committees. There is no nominating committee of the board. Committees report their actions to the full board at its next regular meeting. A description of the duties of each committee follows the table below.


           Committee Membership and Meetings Held

                                Execu-    Stock  Invest-
      Name       Execu- Audit    tive     Option  ment
                 tive           Compen-
                                sation
  Clifford R.      X*                               X*
  Borland

  Paul C.                  X       X        X
  Borland, Jr.

  Patrick J.B.             X*      X        X        X
  Donnelly

  John B.                          X        X*
  Lally                    X

  R. Glen                  X       X*       X        X
  Mayfield

  Ronald R.                                          X
  Noel           X

  Rene J.                                            X
  Robichaud      X

  Number of
  Meetings in              2       2        1        1
  Fiscal 1999    8
*Chairman


Executive Committee ___________________________________________
     Has the full power of the board between meetings of the board, with specified limitations relating to major corporate matters.


Audit Committee ______________________________________________


          Recommends to the board the independent public accountants to be nominated for election by the shareholders.
          Reviews the scope of the independent public accountants' audit.
          Approves the independent public accountants' audit fee. Reviews the independent public accountants' audit results. Reviews the Company's accounting policies, internal controls, and the objectivity of its financial reporting.


Executive Compensation Committee ______________________________

          Makes recommendations to the board on matters of executive compensation policies and programs.
          Recommends to the board the compensation of NS Group's officers.
          Monitors the grants made under NS Group's stock option plans.



Stock Option  Committee _______________________________________

          Administers NS Group's stock option plans.
          Approves the awards to be made to employees under the stock option plans.



Investment Committee __________________________________________

          Reviews and administers NS Group's investment policies.
          Oversees and monitors investment activity and results.


                     COMPENSATION OF DIRECTORS

     Our by-laws provide that each non-employee director be paid a fee for his services in an amount set by the board from time to time. Directors who are employees of NS Group receive no compensation for their service on the board or board committees.
We pay our non-employee directors as follows:

Annual retainer                               $24,000
Compensation for board meetings
in excess of four per fiscal year              $1,000 per meeting
Compensation for committee meeting
  attendance                                  $   750 per meeting
                                              ($1,000 for chairman)


         NS Group entered into a consulting agreement in August 1998 with Mr. P. C. Borland, Jr. to oversee and direct the operations of Koppel Steel Corporation on an as needed basis until termination of the agreement. Under the agreement, Mr. P. C. Borland, Jr. was paid a total of $6,500 in fiscal 1999 and $6,750 in fiscal 1998.
The agreement was terminated in September 1999.


                      PROPOSALS OF THE BOARD

     The board will present the following proposals at the meeting:

     ITEM 1. - ELECTION OF DIRECTORS

Nominees ____________________________________________

     Seven directors (the entire board) will be elected at the annual meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the board or the size of the board will be reduced. Each of the seven nominees was elected at last year's annual meeting, with the exception of Rene J. Robichaud, who was elected a director by the board in July 1999. The nominees are as follows:

Clifford R. Borland
Director since 1981
Age 62


     Mr. C. R. Borland has been Chairman and Chief Executive Officer of NS Group since December 1995. He formerly held the positions of President (1981 to 1995 and 1998 to 1999) and Chief Operating Officer (1998 to 1999). Mr. C. R. Borland is a director of Kentucky Electric Steel, Inc. Mr. C. R. Borland is the brother of Mr. P.C. Borland, Jr.

Paul C. Borland, Jr.
Director since 1996
Age 65


     Mr. P. C. Borland, Jr. retired from NS Group in July 1998. He formerly held the positions of President and Chief Operating Officer of NS Group (1995 to 1998); President of Koppel Steel Corporation (1990 to 1997) and Vice President and General Manager of Kentucky Electric Steel Corporation (1989 to 1990). He is the brother of Mr. C. R. Borland.

Patrick J.B. Donnelly
Director since 1981
                              Age 63


     Mr. Donnelly has been a partner in the Baltimore, Maryland law firm of Niles, Barton & Wilmer since 1972.

John B. Lally
Director since 1981
Age 63


     Mr. Lally has been Chairman of the Board of LB Industries,
Inc., a privately-owned pipe distributor, since 1979. He has also been a director and Chairman of the Board of LB Steel Plate
Company, a privately-owned steel plate processor and distributor, since 1994.

R. Glen Mayfield
Director since 1981
Age 58


     Mr. Mayfield has been Chairman since 1997 (President from
1978 to 1997) of Mayfield & Robinson, Inc., an independent management and financial consulting firm. Mr. Mayfield is a director of Regent Communications, Inc.


Ronald R. Noel
Director since 1981
Age 58


     Mr. Noel has been Vice President of NS Group since 1981 and
President of Newport Steel Corporation since March 1994. He held the position of Secretary of NS Group from 1989 to 1995.


Rene J. Robichaud
Director since July 1999
Age 41


     Mr. Robichaud joined NS Group in June 1999 as President and
Chief Operating Officer.  Prior to joining NS Group,  Mr.
Robichaud worked in investment banking for over 14 years, most recently as a Managing Director at Salomon Smith Barney.

ITEM 2. - RATIFICATION OF APPOINTMENT OF INDEPENDENT
               PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP has examined the financial statements of NS Group since 1981 and the board, upon the recommendation of its audit committee, wishes to continue the services of this firm. A resolution will be presented at the meeting to ratify the appointment by the board of the firm of Arthur Andersen LLP, as independent auditors, to examine the financial statements of NS Group for fiscal 2000, and to perform other appropriate accounting services. We have been advised that a representative of Arthur Andersen LLP will be present at the meeting with an opportunity to make a statement if he desires and will be available to respond to shareholder questions.

ITEM 3. - OTHER MATTERS

     The board is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the proxy committee will vote in accordance with their best judgement.

           REPORT OF THE EXECUTIVE COMPENSATON COMMITTEE

Role of the Committee ___________________________________

          The executive compensation committee oversees NS Group's executive compensation policies and programs. We also recommend to the board base salaries, target bonus levels and long-term incentive awards to be paid to executive officers. In carrying out these functions, we believe it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced shareholder value.

     Our committee is comprised of independent outside directors and none of us serve as an officer or employee of NS Group.

Executive Compensation Program __________________________

          The executive compensation program is designed to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance.
The program is comprised of three basic elements:

          base salaries that are competitive within the industry segments in which NS Group operates and that reflect individual performance;

         annual bonus incentives that are payable in cash for the achievement of certain annual financial performance criteria;

         and long-term, stock-based incentive opportunities.

    We believe that both the annual bonus and stock-based incentive opportunities directly strengthen the mutuality of interests between the executive officers and its shareholders. In developing and administering the individual elements of the executive compensation program, we strive to balance short and long-term incentive objectives.

     Periodically, we obtain competitive survey data from a number of sources in connection with our administration and review of the executive compensation pro- gram. Such survey data confirms our belief that the program is currently competitive and effective because it aligns the financial interests of the executive officers with NS Group's financial performance and long-term total return to shareholders. We continually review the program and consider modifications in order to further motivate the executive officers.

     A discussion of each of the elements of the program along with a description of our significant decisions with regard to fiscal 1999 compensation is set forth below. The individuals serving in an executive officer capacity during fiscal 1999 were Messrs. Clifford R. Borland, Rene J. Robichaud, Ronald R. Noel and John R. Parker.
Base Salary ____________________________________________

    Base salaries are determined by an assessment of salaries paid by companies within NS Group's industry segments, executive responsibilities and individual performance. The annual base salaries for the executive officers other than the Chief Executive Officer are determined through an interactive review process between the committee and Mr. C. R. Borland using these criteria. The board hired Mr. Robichaud in June 1999 as President and COO. See the information entitled "Other Compensation Agreements" for a discussion of Mr. Robichaud's cash compensation. Mr. C. R. Borland's base salary is reviewed and established annually by the committee. In addition to the criteria described above, we also consider the overall performance of NS Group when establishing Mr.
C. R. Borland's base salary. Mr. C. R. Borland's base salary was last increased in fiscal 1997 by 4.7%.

Bonus Incentive ___________________________________________

     The executive officers and other key employees are eligible to participate in NS Group's bonus plan. Participants may be awarded annual bonuses if NS Group and/or its operating subsidiaries meet certain financial performance criteria. Annual bonuses for Mr. C. R. Borland and the other executive officers are based upon Company-wide financial performance criteria including operating margins, return on assets, return on total capital and sales growth. The bonus percentage for Mr. C. R. Borland and the other executive officers varies from 0% to 100% of annual salary depending on the levels at which the financial performance criteria are met. Under the bonus plan, Mr. C. R. Borland and the other executive officers earned bonuses during the last three fiscal years as follows:

                    Percent of Salary
Fiscal 1999         No bonus earned
Fiscal 1998           9.7% - 20.0%
Fiscal 1997          87.5% - 94.8%

Stock Option Incentive ____________________________________

     Long-term incentive awards provided through NS Group's stock option plans are designed to develop and maintain strong management through share ownership. Executive officers have historically been granted non-qualified stock options under NS Group's stock option plans. With certain exceptions, the exercise price for options granted has approximated the market value of NS Group's common stock on the date of grant, and options generally become exercisable over periods ranging from three to eight years.

     The number of options granted to executive officers is based upon current performance, anticipated future contribution based on that performance, the ability to improve corporate and/or subsidiary business results and comparative industry practices. The size and price of previous option grants and the number of options currently held by an executive are not taken into account in determining the number of shares and price of options granted. Mr. C. R. Borland recommends stock option grants for the other executive officers and the committee takes into consideration such recommendations and has final approval over such awards. With respect to Mr. C. R. Borland, the committee determines the options to be granted. Options for 550,000 shares of common stock were granted to Mr. Robichaud in fiscal 1999 in connection with his hiring as President and COO. We believe this grant effectively aligns Mr. Robichaud's potential long-term incentive compensation with his charge to bring significant increase in shareholder value. See the option tables for information concerning grants and exercises of options and fiscal year-end option values. Also, see the information entitled "Other Compensation Agreements" for a discussion of Mr. Robichaud's option grant.



This report has been furnished by:

The Executive Compensation Committee of the Board of Directors

R. Glen Mayfield (Chairman)
Paul C. Borland, Jr.
Patrick J.B. Donnelly
John B. Lally


                COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation____________________________


     The following table shows for each of the last three fiscal years compensation awarded to, earned by, or paid to the chief executive officer and each of the other officers serving in an executive officer capacity during fiscal 1999 for services rendered to NS Group.




                SUMMARY COMPENSATION TABLE
                   Annual Compensation


                    Annual Compensation          Long Term
                                        Other     Compensation
Name                                    Annual    Securities
and                                     Compen-   Underlying   All Other
Principal   Fiscal                      sation    Options     Compensation
Position    Year  Salary    Bonus        (1)        /SARs        (2)

Clifford    1999  $413,750  $      0   $ 1,000          0      $37,430
R.          1998  $413,750    81,830     1,000     30,000       36,140
Borland     1997  $404,375   378,916     1,000          0       35,940
Chairman
and Chief
Executive
Officer

Rene J.     1999  $ 87,500  $      0   $32,299    550,000      $ 1,575
Robichaud
President
and Chief
Operating
Officer
(3)


Ronald R.
Noel       1999   $215,000  $      0   $ 1,967          0      $24,844
Vice       1998   $215,000    20,782     1,000     13,500       22,063
President  1997   $209,000   182,921     1,000          0       21,863
of
NS Group;
President
Of
Newport


John R.   1999   $193,500   $      0   $   433          0      $22,156
Parker    1998   $193,500     37,096       433     13,500       19,644
Vice      1997   $189,250    171,775       433          0       19,444
President,
Treasurer
and Chief
Financial
Officer


(1) All amounts represent reimbursements for the payment of taxes, with the exception of the amount for Mr. Robichaud.
Other Annual Compensation for Mr. Robichaud consists solely of living expenses ($5,063) and moving expenses ($27,236) incurred in connection with his relocation upon his hiring. With the exception of Mr. Robichaud, the dollar value of perquisites of any officer did not in any year exceed the lesser of $50,000 or 10% of any such officer's annual salary and bonus.

(2)  All Other Compensation includes insurance premiums and
payments made in connection with NS Group's salary continuation program and certain disability insurance policies. Under the salary continuation program, which is funded with insurance policies, NS Group will pay certain employees,including the executive officers, upon retirement at or after age 62, an amount of 50% of his current base salary for life, with payments for a minimum of 10 years either to each participant or his descendants. NS Group paid aggregate premiums in each of fiscal 1999, 1998 and 1997 as follows: $18,382 for Mr. C. R. Borland; $12,573 for Mr. Noel; and $10,991 for Mr. Parker. No premiums were paid in fiscal 1999 for Mr. Robichaud.

NS Group has purchased disability insurance policies for the benefit of certain of its employees, including the executive officers. In the event an insured is disabled for more than 60 days, he will be paid an amount ranging from 18% to 54% of his current base salary during the term of such disability up to age
65. NS Group paid aggregate premiums in each of fiscal 1999, 1998, and 1997 as follows: $14,558 for Mr. C. R. Borland; $6,290 for Mr. Noel and $5,453 for Mr. Parker. No premiums were paid in fiscal 1999 for Mr. Robichaud.

During fiscal 1998, payments were made for estimated annual bonuses to the executive officers as follows: $147,074 for Mr. C.
R. Borland; $50,051 for Mr. Noel and $66,674 for Mr. Parker. Subsequent to the end of fiscal 1998, it was determined that estimated bonus payments exceeded amounts earned. All excess payments under the bonus plan are required to be repaid by December 31, 1999 and All Other Compensation for fiscal 1999 includes imputed interest on such excess advance payments as follows: $1,290 for Mr. C. R. Borland; $2,781 for Mr. Noel; and $2,810 for Mr. Parker. The amounts reflected in the table as Bonus for fiscal 1998 are the actual amounts earned.

For each of fiscal 1999, 1998 and 1997, All Other Compensation includes matching contributions to the NS Group Inc.  Salaried
Retirement Savings Plan in the amount of $3,200 for Mr. Borland,
$3,200  for Mr. Noel and $2,902 for Mr. Parker.   For Mr.
Robichaud, such amount was $1,575 in fiscal 1999.

(3)  Mr. Robichaud joined NS Group in June 1999 as President and
Chief Operating Officer.


Option Grants in Fiscal 1999____________________________


     The following table shows certain information concerning stock options granted during fiscal 1999 to the executive officers named in the Summary Compensation Table




                 OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                              Percent
                Number of     of Total
                Securities    Options      Per
                Under-        Granted to   Share     Market
                lying         Employees    Exer-     Price        Expir-
                Options       Fiscal       cise      on Date      ation
Name            Granted (1)   Year         Price     of Grant     Date

Rene J.
Robichaud        550,000      99.6%        $7.30     $8.4375     6/21/09



                      Potential Realizable Value at Assumed
                      Annual Rates of Stock Price Appreciation
                      for Option Term (2)
Name                     0%               5%             10%
Rene J.
Robichaud            $625,625         $3,544,089     $8,021,586


(1) Represents non-qualified stock options granted on June 22, 1999 pursuant to the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan. The options become exercisable over a five year period in increments of 20% per year beginning with the first anniversary of the date of grant.

(2) The amounts shown under these columns are the result of calculations at 0%, 5% and 10% rates as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of NS Group.



Option/SAR Exercises in Fiscal 1999
 and Fiscal Year-end Option Values ____________________________




       OPTION/SAR EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END
                          OPTION/SAR VALUES

                No. of            Total Number    Total Value of
                Shares                 of          Unexercised,
               Acquire    Value       Shares       In-the-Money
      Name        d      Realize   Underlying      Options/SARs
                  on      d(1)     Unexercised    Held at Fiscal
               Exercis               Options       Year End (2)
                 e(1)               /SARs at
                                   Fiscal Year
                                       End
                                 Exerci-   Unexer-    Exerci-     Unexer-
                                 sable     cisable    sable       cisable

Clifford R.     0         0      111,199    39,534    $489,650    $   81,307
Borland



Rene J.         0         0            0   550,000           0    $1,966,250
Robichaud

Ronald R.       0         0       18,134    16,318      35,728        33,353
Noel


John R.         0         0       48,352    16,318     244,076        33,353
Parker



(1) The named executive officers did not exercise any options/SAR's in fiscal 1999.

(2) In-the-Money Options/SARs are those in which the fair market value of the underlying securities at fiscal year-end exceeds the exercise price of the option or SAR.


Change of Control Agreements ________________________________


     NS Group has entered into change of control severance agreements with Messrs. C. R. Borland, Robichaud, Noel and Parker.
These agreements provide that if, during the two year period following a "change of control," NS Group terminates the executive's employment other than for cause, or the executive terminates his employment for good reason, then the executive will receive a defined payment, certain medical, dental, life and disability insurance benefits and outside assistance in finding other employment. Messrs. C. R. Borland and Robichaud's payments would be the aggregate of three times the amount of their then current base salary and three times the average amount of their bonus payments in the prior five years, plus a pro rata portion of their current year bonus. The payments to Messrs. Noel and Parker would be the aggregate of two times the amount of their then current base salary and two times the average amount of their bonus payments in the prior five years, plus a pro rata portion of their current year bonus. NS
Group has also entered into change of control severance agreements with certain other officers with terms similar to Messrs. Noel and Parker's agreements.


     Under the terms of the agreements, a "change of control" of NS Group means:
          a sale of substantially all of its assets;
          a merger with the result that its shareholders hold less than 51% of the voting power of the merged entity;
          a liquidation;
          a tender offer or other purchases resulting in a group of persons (other than a group of persons with respect to which Mr.
          C. R. Borland is the beneficial owner of the majority of the voting securities) becoming the beneficial owner of 30% or more of NS Group's securities; or changes in the composition of the majority of the members of the board.

     In these agreements, each executive also agrees not to divulge confidential information or to solicit any present or prospective executive employee of NS Group to be employed by a competitor.

Other Compensation Agreements _________________________________

     The named executive officers and certain other executive officers have entered into salary continuation agreements. The agreements provide payment upon retirement at or after age 62, of an amount equal to 50% of the officer's then current salary for life, with payments for a minimum of 10 years either to the participant or his descendants. These benefits do not vest until retirement, at which time they vest 100%.

     When Mr. Robichaud was hired as President and COO in June 1999, he entered into a three year employment agreement with NS Group that specifies a minimum annual base salary of $315,000 and eligibility for participation in the bonus incentive program, the stock option program and other fringe benefits generally available to other executives of NS Group. Under the terms of the agreement, Mr. Robichaud received a one-time grant of stock options for 550,000 shares of NS Group common stock. See the "Options Granted in Fiscal 1999" table for more information. The agreement guarantees three years' salary and bonus and 60% of the grant in the event Mr. Robichaud's employment is terminated for reasons other than cause.


Compensation Committee Interlocks and Insider Participation
_____________________________________

           The Executive Compensation Committee is composed of
Messrs. Mayfield, P. C. Borland, Jr., Lally and Donnelly, none of whom has served as an officer or employee of NS Group, with the exception of Mr. P. C. Borland, Jr., who served in various positions with NS Group prior to fiscal 1999.

Mr. Lally owns the controlling interest in L B Industries, Inc.
NS Group sells substantially all of its secondary and limited service tubular products to L B Industries, Inc., at prices and on terms substantially equivalent to those offered to other customers. Sales to L B Industries, Inc. were $11.1 million in fiscal 1999.

                            PERFORMANCE GRAPH

      The graph below compares NS Group's cumulative total shareholder return from September 30, 1994 through September
30, 1999, with the cumulative total return for the same period measured by the Standard & Poor's 500 Composite Index and the
Standard & Poor's SmallCap 600 Oil and Gas (Drilling and Equipment) Index. We are using the Standard & Poor's SmallCap 600 Oil and Gas (Drilling and Equipment) Index beginning in fiscal
1999 in place of the Standard & Poor's Iron & Steel Index
(which must be disclosed in the year of change in accordance with SEC rules) because it is a better reflection of our equity market peer group in the energy service industry.

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)

                         1994   1995    1996    1997    1998    1999

NS Group, Inc.           100   46.15    50.00   498.08  94.23   165.38

Standard & Poor's 500
Composite Index          100  129.74   156.12   219.27  239.11  305.59

Standard & Poor's
SmallCap 600 Oil         100  125.98   196.39   350.97  129.63  155.50
and Gas Index
Standard & Poor's Iron
& Steel 500 Index        100   71.05    70.08    81.47   59.35   64.89


(1)     Assumes $100 invested on September 30, 1994 in NS
Group's common stock, the Standard & Poor's 500 Composite Index, the Standard & Poor's SmallCap 600 Oil and Gas Index and the
Standard & Poor's Iron & Steel 500 Index.


                  CERTAIN RELATIONSHIPS AND
                    RELATED TRANSACTIONS

     Mr. P. C. Borland, Jr. receives annual payments of
$108,000 under NS Group's salary continuation program for services he rendered as an employee prior to his retirement in fiscal 1998. This annual benefit is payable for life, with a minimum of 10 years to either Mr. P. C. Borland, Jr.
or his descendants. NS Group paid aggregate life insurance premiums under the salary continuation program in fiscal
1999 on behalf of Mr. P. C. Borland, Jr. in the amount of $16,800.

     In fiscal 1998, Mr. P. C. Borland, Jr. was paid an estimated annual bonus that exceeded the amount earned by $78,882. This amount is being repaid through a reduction in board fees and at September 25, 1999, the balance was $58,382. Imputed interest for fiscal 1999 was $6,777.


                        OTHER MATTERS

    Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange
Commission. Shareholder proposals intended for inclusion in next year's proxy statement must be received by NS Group not later than August 22, 2000.

     In order for a shareholder to nominate a candidate for director, under our bylaws timely notice of the nomination must be given to NS Group in advance of the meeting.
Ordinarily, such notice must be given not less than 90 days nor more than 120 days before the meeting (but if NS Group gives less than 100 days notice or prior public disclosure of the meeting, then the shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The shareholder filing the notice of nomination must describe various matters regarding the nominee, including matters such as name, address, occupation and shares held.

     The notice must be given to the Secretary of NS Group, whose address is Ninth and Lowell Streets, Newport, Kentucky 41072. Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to the Secretary.


By order of the Board of Directors,

Thomas J. Depenbrock                      Newport, Kentucky
Vice President and Assistant Secretary
December 20, 1999




REVOCABLE PROXY
NS GROUP, INC.


X   Please mark votes as in this example

ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 10, 2000

The undersigned hereby appoints C. R. Borland, T. J.
Depenbrock and J.J. Crowe or any of them as Proxies (acting by a majority or, if one be present, then that one shall have all of the powers hereunder), each with full power to appoint his substitute, and hereby authorizes them, or any of them, to represent and to vote as designated below, all the shares of common stock of NS Group, Inc. held of record by the undersigned on December 10, 1999, at the Annual
Meeting of Shareholders to be held on February 10, 2000, or at any adjournment, or adjournments thereof.

Item 1.  Election of the following seven (7) nominees as
Directors:
FOR       WITHHOLD       FOR ALL EXCEPT

Clifford R. Borland; Paul C. Borland, Jr.; Patrick J.B.
Donnelly; John B. Lally; R. Glen Mayfield; Ronald R. Noel;
Rene J. Robichaud.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

Item 2. Ratify the appointment of Arthur Andersen LLP as independent public accountants for fiscal 2000.

FOR       AGAINST        ABSTAIN

The Board of Directors Recommend a Vote "FOR" all nominees in Item 1 and "FOR" Item 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please check box if you plan to attend the meeting.

Please be sure to sign and date this Proxy in the box below


Date:

Stockholder sign above   Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

NS GROUP, INC.

This Proxy when properly executed will be voted in the manner directed herein by the above signed shareholder. IF
NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE
ELECTION OF ALL NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

Please sign exactly as name (or names) appears on this card. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.